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CONSOLIDATED BALANCE SHEETS                  U S WEST COMMUNICATIONS, INC.

                                           (Unaudited)
                                             June 30,    December 31,
In millions                                    1999          1998
---------------------------------------  ------------   -------------
ASSETS
Current assets:
 Cash and cash equivalents               $        66   $          68
 Accounts receivable, net                      1,640           1,619
 Inventories and supplies                        194             154
 Deferred tax asset                              109             113
 Prepaid and other                               115              61
                                         ------------    ------------
   Total current assets                        2,124           2,015

Property, plant and equipment - net           15,224          14,681
Other assets - net                               987             882
                                         ------------   -------------
   Total assets                          $     2,124   $      17,578
                                         ============   =============

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Short-term debt                         $     1,342   $         789
 Accounts payable                              1,446           1,411
 Accrued expenses                              1,604           1,383
 Advance billings and deposits                   337             326
                                         ------------   -------------
   Total current liabilities                   4,729           3,909

Long-term debt                                 4,970           5,154
Postretirement and other postemployment
 benefit obligations                           2,427           2,458
Deferred taxes, credits and other              1,747           1,594

Stockholder's equity                           4,462           4,463
                                         ------------   -------------
   Total liabilities and
    stockholder's equity                 $    18,335   $      17,578
                                         ============  =============
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